EXHIBIT 10 (a)

                       CONSENT OF BRIAN A. GIANTONIO, ESQ.

To Whom It May Concern:


       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 (File No. 333-68164) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

Very truly yours,



/s/ Brian A. Giantonio
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Brian A. Giantonio, Counsel
PHL Variable Insurance Company

Dated: April 30, 2002